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EXHIBIT 11  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS:

                                               Three months ended March 31,
                                                    1995            1994
                                                ------------    -----------
Primary:
Net earnings before cumulative effect of a
   change in accounting principle ($000's)      $       673     $     4,155
Cumulative effect of a change in
   accounting principle                                   0           2,076
                                                ------------    ------------
Net earnings                                            673           6,231
 Adjustment for dividends on
    convertible preferred shares                       (579)           (629)
                                                ------------    ------------
  Adjusted net earnings                         $        94     $     5,602
                                                ============    ============
Weighted average common shares
    outstanding                                  15,497,575      15,358,045

Common stock equivalents:
  Stock options                                       5,004          87,415
  Employee incentive plans                          197,947         128,875
                                                ------------    -----------
   Total                                         15,700,526      15,574,335
                                                ============    ===========
Primary earnings per common share
   before cumulative effect of a change in
   accounting principle                         $      0.01     $      0.23
Cumulative effect of a change in
   accounting principle                                0.00            0.13
                                                -----------    ------------
Primary earnings per common share               $      0.01     $      0.36
                                                ============    ============
Fully-Diluted:
Net earnings before cumulative effect of a
   change in accounting principle ($000's)      $       673     $     4,155
Cumulative effect of a change in
   accounting principle                                   0           2,076
                                                -----------    ------------
Net earnings                                            673           6,231
 Adjustment for dividends on
    convertible preferred shares (1)                   (579)              0
 Adjustment for incremental expense from
    conversion of convertible preferred shares            0            (277)
                                                ------------    ------------
  Adjusted net earnings                         $        94     $     5,954
                                                ============    ============
Weighted average common shares
    outstanding                                  15,497,575      15,358,045

Common stock equivalents:
  Stock options                                       5,465          87,415
  Employee incentive plans                          197,947         128,875
  Convertible preferred stock (1)                         0       1,146,383
                                                ------------   ------------
    Total                                        15,700,987      16,720,718
                                                ------------    -----------
Fully diluted earnings per common share
   before cumulative effect of a change in
   accounting principle                         $      0,01    $      0.23
Cumulative effect of a change in
   accounting principle                                0.00           0.13
                                                ------------    -----------
Fully diluted earnings per common share         $      0.01    $      0.36
                                                ============    ============

(1) - for the three months ended March 31, 1995, no adjustments have been made to the fully-diluted earnings per common share computation for the conversion of preferred shares and the related incremental dividends, as the effects would be anti-dilutive.

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